UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 26, 2007
Leadis Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50770	77-0547089

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 W. California Avenue; Suite 200; Sunnyvale, California	94086

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (408) 331-8600

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On March 27, 2007, Leadis Technology, Inc. issued a press release announcing the election of Alden Chauvin to its Board of Directors effective March 26, 2007. A copy of the press release announcing the election of Mr. Chauvin is attached hereto as Exhibit 99.1.
     Mr. Chauvin’s election to the Board of Directors brings the total number of directors to eight, including six independent directors. Mr. Chauvin will stand for re-election by a vote of stockholders at the Company’s 2008 annual meeting of stockholders.
     Upon his election to the Board, Mr. Chauvin was automatically granted a non-statutory stock option to purchase 40,000 shares of Leadis Common Stock under the 2004 Non-Employee Directors’ Stock Option Plan, with an exercise price equal to the closing price as reported on the Nasdaq National Market on March 23, 2007. The option will be subject to a four-year vesting schedule. Mr. Chauvin is also eligible to receive quarterly compensation of $7,500, as provided by the Leadis Non-Employee Director Cash Compensation Policy. Mr. Chauvin has not been appointed to serve on any Committees of the Board.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press release dated March 27, 2007, announcing the election of Alden Chauvin to the Leadis Board of Directors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leadis Technology, Inc.

Date: March 28, 2007	/s/ Victor K. Lee

Victor K. Lee
Chief Financial Officer

Index to Exhibits

Exhibit Number	Description
99.1	Press release dated March 27, 2007, announcing the election of Alden Chauvin to the Leadis Board of Directors.